Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Comcast Cable Communications, Inc., Comcast Cable Trust I, Comcast Cable Trust II, and Comcast Cable Trust III on Form S-3 of our reports dated February 27, 1998, appearing in the Annual Report on Form 10-K of Comcast Cable Communications, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania
October 30, 1998